  Exhibit 3.1

NATURALSHRIMP INCORPORATED
CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS
OF
SERIES A PREFERRED STOCK

The undersigned, Gerald Easterling, hereby certifies that:

1.
He is the Secretary of NaturalShrimp Incorporated, a Nevada corporation (the “Company”).

2.
The Company is authorized to issue 200,000,000 shares of preferred stock.

3.
The following resolutions were duly adopted by the Board of Directors (the “Board”):

WHEREAS, the Articles of Incorporation of the Company, as amended, as originally filed with the Secretary of State of the State of Nevada on July 3, 2008 (the “Articles of Incorporation”) provide for a class of its authorized stock known as the Preferred Stock, issuable from time to time in one or more series; and

WHEREAS, the Board is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof; and

WHEREAS, it is the desire of the Board, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of Preferred Stock, which shall consist of up to 5,000,000 shares of a series of the Preferred Stock which the Company has the authority to issue.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issuance of a series of Preferred Stock in exchange of common stock of the Company and does hereby fix and determine the rights, preferences, restrictions, and other matters relating to such series of Preferred Stock, to be known as the “Series A Convertible Preferred Stock,” as set forth in the Certificate of Designation in the form attached hereto as Exhibit A (the “Certificate of Designation”); and it is further

RESOLVED, that the Company file the Certificate of Designation with the Secretary of State of the State of Nevada, pursuant to Section 78.1955 of the Nevada Revised Statutes, setting forth the rights, qualifications, preferences, limitations, and terms relating to the Series A Convertible Preferred Stock; and it is further

RESOLVED, that the officers of the Company, or any one or more of them, be and they hereby are, authorized and empowered, for and on behalf of the Company, to: (i) execute, deliver, and file the Certificate of Designation with the Secretary of State of the State of Nevada, and any and all applications, agreements, documents, instruments, and certificates related thereto; (ii) incur such costs and expenses; and (iii) do any and all acts and things that any one or more of the officers of the Company deems, in the exercise of their sole discretion, necessary, desirable, or appropriate in connection with these resolutions, with the execution and delivery of the Certificate of Designation and the applications, agreements, documents, instruments, and certificates related thereto to constitute conclusive proof of the appropriateness of the Certificate of Designation and the applications, agreements, documents, instruments, and certificates related thereto.

IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Certificate this 15th day of August, 2018.

By:	/s/ Gerald Easterling
Name: Gerald Easterling
Title: Secretary

CERTIFICATE OF DESIGNATION
OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
NATURALSHRIMP INCORPORATED

(Pursuant to NRS 78.1955)

(Continued)

The following is a statement of the powers, designations, preferences, limitations, restrictions and relative rights of a series of preferred stock of NaturalShrimp Incorporated., a Nevada corporation (the “Company”), as authorized on August 15, 2018, by the board of directors of the Company (the “Board”), for the purposes of establishing a series of the Company’s authorized preferred stock, $.0001 par value per share (“Preferred Stock”), designated as Series A Convertible Preferred Stock, and fixing the relative rights and preferences thereof:

1.           DESIGNATION AND NUMBER. A series of Preferred Stock, designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”), is hereby established. The number of authorized shares of Series A Preferred Stock shall initially be Five Million (5,000,000) shares.

2.           DIVIDENDS. Commencing on the date of the issuance of any share of Series A Preferred Stock, (in each case, the “Issuance Date”), the holders of the Series A Preferred Stock shall not be entitled to receive dividends when, as, and if declared by the Board.

3.           LIQUIDATION RIGHTS. Upon the dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, the holders of the then outstanding shares of Series A Preferred Stock shall be entitled to receive out of the assets of the Company the sum of $0.001 per share (the “Liquidation Rate”) before any payment or distribution shall be made on the Common Stock, or any other class of capital stock of the Company ranking junior to the Series A Preferred Stock.

(a)           The sale, conveyance, exchange or transfer (for class, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Company shall be deemed a dissolution, liquidation or winding up of the Company for purposes of this Section 4, but the merger, consolidation, or other combination of the Company into or with any other corporation, or the merger, consolidation, or other combination of any other corporation into or with the Company, shall not be deemed a dissolution, liquidation or winding up, voluntary or involuntary, for purposes of this Section 4. As use herein, the “merger, consolidation, or other combination” shall include, without limitation, a forward or reverse triangular merger, or stock exchange of the Company and any of its subsidiaries with any other corporation.

(b)           After the payment to the holders of shares of the Series A Preferred Stock of the full preferential amounts fixed by this Section 4 for shares of the Series A Preferred Stock, the holders of the Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

(c)           In the event the assets of the Company available for distribution to the holders of the Series A Preferred Stock upon dissolution, liquidation or winding up of the Company shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Section 4, no distribution shall be made on account of any shares of a class or series of capital stock of the Company ranking on a parity with the shares of the Series A Preferred Stock, if any, upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series A Preferred Stock, ratably, in proportion to the full distributive amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

4. CONVERSION OF SERIES A PREFERRED STOCK.

(a) Conversion Option. At any time after the two year anniversary from the initial Issuance Date, the holders shall have the right, only at the written consent of a majority of the outstanding shares of Series A Preferred Stock, to convert all (but not less than all) of the shares of Series A Preferred Stock into shares of the Company’s common stock (the “Common Stock”) in an amount of shares of Common Stock equal to 100% of the then outstanding shares of Common Stock outstanding at the time of such conversion (the “Conversion Date”).

(b) Mechanics of Conversion. If the holders elect to convert the Series A Preferred Stock, they shall deliver thirty (30) days’ written notice thereof via facsimile and overnight courier (“Notice of Conversion”) to the Company, which Notice of Conversion shall indicate (i) the number of shares of Series A Preferred Stock that the holder is electing to convert or is required to convert (which shall not be less than all of the outstanding shares of Series A Preferred Stock), (ii) the Conversion Date under Section 4(a) above, and (iii) the manner and the place designated for the surrender of the certificate or certificates representing the shares to be converted.

5.
VOTE TO CHANGE THE TERMS OF THE SERIES A PREFERRED STOCK. Without the prior written consent of the holders of not less than two-thirds (2/3) of the outstanding shares of the Series A Preferred Stock, the Company shall not amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Stock.

6.
LOST OR STOLEN CERTIFICATES. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock certificates representing shares of the Series A Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking or bond, in the Company's discretion, by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Series A Preferred Stock Certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Series A Preferred Stock Certificates if the holder thereof contemporaneously requests the Company to convert such shares of the Series A Preferred Stock into the Common Stock.

7.           VOTING. On all matters submitted to a vote of the holders of the Common Stock, including, without limitation, the election of directors:

(a) The Series A Preferred Stock shall have 60 to 1 voting rights such that each share of Series A Preferred Stock shall vote as to 60 shares of Common Stock.

(b) If no such record date is established, the date to be used for the determination of the stockholders entitled to vote on such matters shall be the date on which notice of the meeting of stockholders at which the vote is to be taken is marked, or the date any written consent of stockholders is solicited if the vote is not to be taken at a meeting.

(c) Adjustment of Voting Rights for Dilution and Other Events. The voting rights of the Series A Preferred Stock shall be subject to adjustment from time to time as follows:

(i)           ADJUSTMENT OF VOTING RIGHTS UPON SUBDIVISION OR COMBINATION OF THE COMMON STOCK. If the Company at any time subdivides the Common Stock (by any stock split, stock dividend, recapitalization or otherwise) into a greater number of shares, the voting rights in effect immediately prior to such subdivision will be proportionately changed so that the voting rights are equal to the same voting rights prior to such subdivision. If the Company at any time combines the Common Stock (by combination, reverse stock split or otherwise) into a smaller number of shares, the voting rights in effect immediately prior to such combination will be proportionately changed so that the voting rights are equal to the same voting rights prior to such combination.

(ii)           REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER, OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, or other similar transaction that is effected in such a way that holders of the Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for the Common Stock is referred to herein as an “Organic Change.” Prior to the consummation of any Organic Change, the Company will make appropriate provision, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series A Preferred Stock, to ensure that each of the holders shares of the Series A Preferred Stock will thereafter have the right to acquire and receive in lieu of or in addition to, as the case may be, the shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of the Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's shares of the Series A Preferred Stock had such Organic Change not taken place. The Company will not effect any such consolidation or merger, unless prior to the consummation thereof the successor entity resulting from such consolidation or merger, if other than the Company, assumes, by written instrument, in form and substance satisfactory to the holders of a majority of the outstanding shares of the Series A Preferred Stock, the obligation to deliver to each holder of shares of the Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, that such holder may be entitled to acquire.

8.           TRANSFERABILITY.

(a) The Series A Preferred Stock constitutes “restricted securities” as such term is defined in Rule 144(a)(3) under the Act and may only be disposed of in compliance with U.S. federal securities laws and applicable state securities or “blue sky” laws.  Without limiting the generality of the foregoing, the Series A Preferred Stock may not be offered for sale, sold, transferred, assigned, pledged or otherwise distributed unless (i) subsequently registered thereunder, (ii) the holder of the Series A Preferred Stock shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company, in a form generally acceptable to the Company, to the effect that such Series A Preferred Stock to be offered for sale, sold, transferred, assigned, pledged or otherwise distributed may be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to an exemption from such registration, or (iii) the holder provides the Company and its legal counsel with assurance reasonably acceptable to the Company that such Series A Preferred Stock can be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to Rule 144A promulgated under the Act;

(b) So long as is required by this Section 10, the certificates or other instruments representing the Series A Preferred Stock shall bear any legends as required by applicable state securities or “blue sky” laws, in addition to the following restrictive legend (and that a stop-transfer order shall be placed against transfer of such certificates):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c) The Company shall keep at its principal office, or at the offices of its transfer agent, a register of the Series A Preferred Stock.  Upon the surrender of any certificate representing Series A Preferred Stock at such place, the Company, at the request of the record holder of such certificate, shall execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate.  Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

9.           NOTICES. Any and all notices to the Company shall be addressed to the Company’s President or Chief Executive Officer at the Company’s principal place of business on file with the Secretary of State of the State of Nevada.  Any and all notices or other communications or deliveries to be provided by the Company to any holder of Series A Preferred Stock hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service addressed to each holder at the facsimile telephone number or address of such holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section prior to 5:30 p.m. Eastern Time, (b) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this section later than 5:30 p.m. but prior to 11:59 p.m. Eastern time on such date, or (c) upon actual receipt by the party to whom such notice is required to be given.